Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement") dated as of November 29, 2018, has been executed by the undersigned (the "Subscriber") in connection with the offer and sale (the "Offering") of 14,285,715 shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock"), of General Steel Holdings, Inc., a Nevada corporation (the "Company"), at a price of US$0.035 per Share for an aggregate purchase price of US$500,000. The Offering of the Shares is being made in reliance upon the provisions of Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Upon the terms and subject to the conditions set forth herein, the Subscriber hereby agrees to purchase, and the Company hereby agrees to issue and sell the Shares. In consideration of the mutual promises, representations and warranties set forth herein, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1 Purchase and Issuance of the Common Stock. The Subscriber is hereby subscribing for 14,285,715 Shares. The aggregate price payable for the Shares is US$500,000.00 ("Share Consideration"). At the Closing, Subscriber will deliver to the Company, or as otherwise instructed by the Company, the Share Consideration by bank check, wire transfer or such other form of payment as shall be reasonably acceptable to the Company.

1.2 Closing. The closing for the sale of the Shares to the Subscriber shall take place at the offices of the Company on November    , 2018 (the "Closing"), or at such other time and/or such other place as the parties may mutually determine.

2. Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company, as of the date hereof and as of the Closing, that:

2.1 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the Offering of the Shares.

2.2 Not a "U.S. Person". The Subscriber is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. If any individual, at the time the purchase order for this transaction was originated, the Subscriber was outside the United States.

2.3 Intent. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber's own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement to sell the Shares to or through any person or entity. The Subscriber understands that the Shares must be held indefinitely unless such Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

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2.4 Restrictions on Transfer. The Subscriber understands that the Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been and will not be registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Securities Act, unless in compliance with the Securities Act. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel reasonably satisfactory to the Company. Absent registration or pursuant to an exemption from registration, the Subscriber agrees that it will not resell the Shares to U.S. Persons or within the United States.

2.5. Accredited and Sophisticated Investor.

(i) The Subscriber is familiar with the term "accredited investor" as defined in Regulation D promulgated under the Securities Act and is an "accredited investor" within the meaning of such term as defined in Regulation D.

(ii) The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

(iii) The Subscriber is able to bear the economic risk of his investment in the Shares for an indefinite period of time, and acknowledges that none of the Shares have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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2.6 Independent Investigation. The Subscriber, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Subscriber has requested. The Subscriber understands and acknowledges that the Company has not timely filed its SEC Reports (as hereinafter defined) and is not in compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has provided Subscriber with unaudited financial statements for the three and six month period ended June 30, 1028 (the “June 2018 Report”) and the financial statements for the fiscal years ended December 31, 2016 and 2017 (the “Unaudited Fiscal Year Reports”).

2.7 Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

2.8 No Legal Advice from Company. The Subscriber acknowledges that he, she or it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber's own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9 Reliance on Representations and Warranties. The Subscriber understands that the Shares are being offered and sold to the Subscriber in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

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2.10 No Advertisements. The undersigned is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

3. Representations and Warranties of the Company

The Company (as used in this Section 3, including all subsidiaries and variable interest entities of the Company) represents and warrants to the Subscriber, as of the date hereof and as of the Closing, that:

3.1 Valid Issuance of Capital Stock. The shares of Common Stock comprising the Shares will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens or encumbrances imposed by the Company.

3.2 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Nevada and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted. The Company is not in violation nor default of any of the provisions of its Articles of Incorporation, By-Laws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

3.3 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof.

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3.5 Capitalization. The capitalization of the Company is as set forth in the June 2018 Report. No person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Shares and other than employee stock options, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person or entity (other than the Subscriber) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. No person or entity has any right to cause the Company to effect the registration of any of the Company’s securities under the Securities Act.

3.6 SEC Reports; Financial Statements. The Company has not filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or received a valid extension of such time of filing. The last SEC Report filed by the Company was the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which was filed on October 23, 2017. As of the respective dates of the SEC Reports that have been filed, each SEC Report complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports that have been filed comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements in the SEC Reports, the June 2018 Report and the Unaudited Fiscal Year Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7 Material Adverse Effects. Since the date of the June 2018 Report (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect to the Company or its business (a “Material Adverse Effect”), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

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3.8 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of it properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.9 Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority and trading market, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.10 Environmental Laws. The Company (i) is in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

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3.11 Related Party Transactions. Except as set forth in the June 2018 Report and the Unaudited Fiscal Year Reports none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

4. Legends; Denominations

4.1 Legend. The Company will issue the Shares purchased by the Subscriber in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to the Closing. The Shares will bear the following legend (the "Legend"), and appropriate "stop transfer" instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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4.2 Subscriber's Compliance. Nothing in this Section 4 shall affect in any way the Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

4.3 Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

5. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such party or Action. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

6. Assignment; Entire Agreement; Amendment

6.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

6.2 Entire Agreement; Amendment. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

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7. Notices; Indemnity

7.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express, UPS or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally on the scheduled arrival date when sent by next day or 2-day courier service or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

7.2 Indemnification. Each party shall indemnify the other party and such party’s agents against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

8. Termination

This Agreement may be terminated by the Subscriber by written notice to the Company if the Closing has not been consummated on or before August _____, 2018; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

9. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10. Survival; Severability

The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

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11. Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12. Fees and Expenses

Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Subscriber.

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Name of the Subscriber: Hummingbird Holdings Limited

Date of Subscription: November 29 , 2018

Place of Residency and/or Principal Place of Business: British Virgin Islands

Address of Subscriber:

Start Chambers, Wickham's Cay II, P.O. Box 2221, Road Town, Tortola,
British Virgin Islands.

Signature of Subscriber:	Hummingbird Holdings Limited
	By:	/s/ Bao Ning Shi
Name: Bao Ning Shi

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This subscription is accepted by the Company on the 29th day of November, 2018

GENERAL STEEL HOLDINGS, INC.

By:	/s/ Yu Zuo Sheng
Name: Yu Zuo Sheng
Title: Chairman & CEO

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